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                       INSURANCE AND INDEMNITY AGREEMENT


                                     among


                      FINANCIAL SECURITY ASSURANCE INC.,


                            OLYMPIC FINANCIAL LTD.,


                      OLYMPIC RECEIVABLES FINANCE CORP.,


                                      and


                      ARCADIA RECEIVABLES CONDUIT CORP.


                        Dated as of December 3, 1996,


                           Floating Rate Automobile
                           Receivables-Backed Notes


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                                TABLE OF CONTENTS

                                                                  Page

                                   ARTICLE I

                         DEFINITIONS; LIMITED RECOURSE

Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . .   1
Section 1.02.  Certain Obligations Not Recourse to OFL and ORFC. .   2
Section 1.03.  Limited Recourse to Issuer. . . . . . . . . . . . .   2

                                  ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.  Representations and Warranties of OFL and ORFC. . .   2
Section 2.02.  Affirmative Covenants of OFL and ORFC . . . . . . .   7
Section 2.03.  Negative Covenants of OFL and ORFC. . . . . . . . .  13
Section 2.04.  Representations and Warranties of OFL and the
               Issuer. . . . . . . . . . . . . . . . . . . . . . .  16
Section 2.05.  Affirmative Covenants of OFL and the Issuer . . . .  20
Section 2.06.  Negative Covenants of OFL and the Issuer. . . . . .  25

                                  ARTICLE III

                  THE POLICY; REIMBURSEMENT; INDEMNIFICATION

Section 3.01.  Issuance of the Policy. . . . . . . . . . . . . . .  27
Section 3.02.  Payment of Fees and Premium . . . . . . . . . . . .  27
Section 3.03.  Reimbursement and Additional Payment Obligation . .  28
Section 3.04.  Indemnification . . . . . . . . . . . . . . . . . .  29
Section 3.05.  Subrogation . . . . . . . . . . . . . . . . . . . .  30

                                  ARTICLE IV

                              FURTHER AGREEMENTS

Section 4.01.  Effective Date; Term of Agreement . . . . . . . . .  31
Section 4.02.  Obligations Absolute. . . . . . . . . . . . . . . .  31
Section 4.03.  Assignments; Reinsurance; Third-Party Rights. . . .  32
Section 4.04.  Liability of Financial Security . . . . . . . . . .  33

                                   ARTICLE V

                          EVENTS OF DEFAULT; REMEDIES
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Section 5.01.  Events of Default . . . . . . . . . . . . . . . . .  33
Section 5.02.  Remedies; Waivers . . . . . . . . . . . . . . . . .  34

                                  ARTICLE VI

                                 MISCELLANEOUS

Section 6.01.  Amendments, Etc . . . . . . . . . . . . . . . . . .  36
Section 6.02.  Notices . . . . . . . . . . . . . . . . . . . . . .  36
Section 6.03.  Payment Procedure . . . . . . . . . . . . . . . . .  37
Section 6.04.  Severability. . . . . . . . . . . . . . . . . . . .  37
Section 6.05.  Governing Law . . . . . . . . . . . . . . . . . . .  37
Section 6.06.  Consent to Jurisdiction . . . . . . . . . . . . . .  37
Section 6.07.  Consent of Financial Security . . . . . . . . . . .  38
Section 6.08.  Counterparts. . . . . . . . . . . . . . . . . . . .  38
Section 6.09.  Trial by Jury Waived. . . . . . . . . . . . . . . .  38
Section 6.10.  Limited Liability . . . . . . . . . . . . . . . . .  39
Section 6.11.  Entire Agreement. . . . . . . . . . . . . . . . . .  39

Appendix I--Definitions
Appendix A--Conditions Precedent to Issuance of the Policy

Annex I--Form of Policy

                                       ii
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                        INSURANCE AND INDEMNITY AGREEMENT


          INSURANCE AND INDEMNITY AGREEMENT dated as of December 3, 1996, among FINANCIAL SECURITY ASSURANCE INC. ("FINANCIAL SECURITY"), OLYMPIC FINANCIAL LTD. ("OFL"), OLYMPIC RECEIVABLES FINANCE CORP. ("ORFC") and ARCADIA RECEIVABLES CONDUIT CORP. (the "ISSUER").

                             INTRODUCTORY STATEMENTS

     1. ORFC has agreed from time to time to purchase from OFL, and OFL has agreed from time to time to sell and assign to ORFC, Receivables pursuant to the Receivables Purchase Agreement and Assignment.

     2. ORFC proposes to transfer Receivables to the Issuer against the transfer of funds by the Issuer, with a simultaneous agreement by the Issuer to transfer to ORFC such Receivables at a future date, in accordance with the terms of the Repurchase Agreement.

     3. The Issuer will issue Securities pursuant to the Indenture. Each Security will be secured by the Receivables and other collateral.

     4. The Issuer has requested that Financial Security issue a financial guaranty insurance policy guarantying scheduled payments of interest and ultimate payment of principal on the Securities (including any such payments subsequently avoided as a preference under applicable bankruptcy law) upon the terms and subject to the conditions provided herein.

     5. The parties hereto desire to specify the conditions precedent to the issuance of the Policy by Financial Security, the payment of premium in respect of the Policy, the indemnity and reimbursement to be provided to Financial Security in respect of certain amounts paid by Financial Security under the Policy or otherwise and certain other matters.

     In consideration of the premises and of the agreements herein contained, Financial Security, OFL, ORFC and the Issuer hereby agree as follows:

                                    ARTICLE I

                          DEFINITIONS; LIMITED RECOURSE

     Section 1.01. DEFINITIONS. Capitalized terms used herein shall have the meanings provided in Appendix I hereto, or the meanings given such terms in the Servicing Agreement, unless the context otherwise requires.

                                       1
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     Section 1.02.  CERTAIN OBLIGATIONS NOT RECOURSE TO OFL AND ORFC.
Notwithstanding any provision of this Agreement to the contrary, the payment obligations provided in Section 3.03(a) and (d), in each case, to the extent that such payment obligations do not arise from any failure or default in the performance by OFL or ORFC of any of its obligations under the Transaction Documents, and any interest on the foregoing in accordance with Section 3.03(c), shall be non-recourse obligations with respect to OFL and ORFC, respectively, and shall be payable only from monies available for such payment in accordance with the provisions of the Servicing Agreement.

     Section 1.03. LIMITED RECOURSE TO ISSUER. Financial Security agrees that the obligations of the Issuer under this Agreement are solely the corporate obligations of the Issuer. No recourse shall be had for the payment of any amount owing in respect of the Issuer's obligations hereunder or for any payment obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of the Issuer or against any agent, stockholder, employee, officer, director, incorporator or affiliate thereof, and Financial Security shall not look to any property or assets of the Issuer, other than amounts paid to the Issuer under the Transaction Documents and to amounts payable to Financial Security pursuant to the Transaction Documents in respect of the Issuer's obligations hereunder. To the extent that such funds are insufficient, any payment obligation or claim arising hereunder shall not constitute a claim against the Issuer.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 2.01.  REPRESENTATIONS AND WARRANTIES OF OFL AND ORFC.   OFL and
ORFC jointly and severally represent, warrant and covenant, as of the date hereof and as of the Date of Issuance, as follows:

          (a) DUE ORGANIZATION AND QUALIFICATION. Each of OFL and ORFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota or the laws of the State of Delaware, respectively, with power and authority to own its properties and conduct its business. Each of OFL and ORFC is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "APPROVALS") necessary for the conduct of its business as currently conducted and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Receivable unenforceable in such jurisdiction or any Transaction Document unenforceable in any respect or would otherwise have a material adverse effect upon the Transaction.

          (b) POWER AND AUTHORITY. Each of OFL and ORFC has all necessary corporate power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party and to carry out the terms of each such Transaction Document and has full power and authority to sell and assign the Receivables as contemplated by the Transaction Documents and to consummate the Transaction.

          (c) DUE AUTHORIZATION. The execution, delivery and performance by each of OFL and ORFC of this Agreement and each other Transaction Document to which it is a party have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity, the stockholders of OFL or the stockholder of ORFC.

          (d) NONCONTRAVENTION. Neither the execution nor delivery of this agreement and each other Transaction Document to which OFL or ORFC is a party, nor the consummation of the Transaction nor the satisfaction of the terms and conditions of this agreement and each other Transaction Documents to which OFL or ORFC is a party,

               (i) conflicts with or results, or will conflict with or result, in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of OFL or ORFC or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to OFL or ORFC, or any of their respective properties,

               (ii) constitutes or will constitute a default by OFL or ORFC under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which OFL or ORFC or any of their respective Subsidiaries is a party or by which it or any of its or their properties is or may be bound or affected, or

              (iii) results in or requires, or will result in or require, the creation of any Lien upon or in respect of any of the assets of OFL or ORFC or any of their respective Subsidiaries except as otherwise expressly contemplated by the Transaction Documents.

          (e) LEGAL PROCEEDINGS. There is no action, proceeding or investigation pending, or to the best knowledge of OFL and ORFC after reasonable inquiry, threatened by or before any court, regulatory body, governmental or administrative agency or arbitrator against or affecting OFL or ORFC, or any properties or rights of OFL or ORFC, including without limitation, the Receivables: (A) asserting the invalidity of this Agreement or any other Transaction Document to which the OFL or ORFC is a party, (B) seeking to prevent the issuance of the Securities or the consummation of the Transaction, (C) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of this Agreement or any other Transaction Document to which OFL or ORFC is a party or (D) which might result in a Material Adverse Change with respect to OFL or ORFC.

          (f) VALID AND BINDING OBLIGATIONS. Each of the Transaction Documents to which either OFL or ORFC is a party, when executed and delivered by it, and assuming

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     due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Securities when executed, authenticated and delivered in accordance with the Indenture, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

          (g) NO CONSENTS. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by OFL or ORFC of this Agreement or of any other Transaction Document to which it is a party, except (in each case) such as have been obtained and are in full force and effect.

          (h) COMPLIANCE WITH LAW, ETC. No practice, procedure or policy employed or proposed to be employed by OFL or ORFC in the conduct of their respective businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a Material Adverse Change with respect to such Person.

          (i)  GOOD TITLE; VALID TRANSFER; ABSENCE OF LIENS; SECURITY INTEREST.

               (i) Immediately prior to the transfer of any Receivables and related Other Conveyed Property to ORFC pursuant to the Receivables Purchase Agreement and Assignment, OFL was or will have been the owner of, and had or will have had good and marketable title to, such Receivables free and clear of all Liens and Restrictions on Transferability, and had or will have had full right, corporate power and lawful authority to assign, transfer and pledge such Receivables and related Other Conveyed Property and immediately following such transfer ORFC will be the owner of, and have good and marketable title to, such Receivables and related Other Conveyed Property free and clear of all Liens and Restrictions on Transferability. Each such transfer pursuant to the Receivables Purchase Agreement and Assignment constitutes or will constitute a valid sale, transfer and assignment of such Receivables and related Other Conveyed Property to ORFC enforceable against creditors of and purchasers from OFL. In the event that, in contravention of the intention of the parties, a transfer of Receivables and related Other Conveyed Property by OFL to ORFC is characterized as other than a sale, such transfer shall be characterized as a secured financing, and ORFC shall have a valid and perfected first priority security interest in such Receivables and related Other Conveyed Property free and clear of all Liens and Restrictions on Transferability, subject to the provisions of the Repurchase Agreement.

                                       4
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               (ii) Immediately prior to the transfer of any Receivables and related Other Conveyed Property to the Issuer pursuant to the Repurchase Agreement, ORFC was or will have been the owner of, and had good and marketable title to, such property free and clear of all Liens and Restrictions on Transferability, and had or will have had full right, corporate power and lawful authority to assign, transfer and pledge such Receivables. In the event that a transfer of the Receivables and related Other Conveyed Property by ORFC to the Issuer is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Issuer shall have a valid and perfected first priority security interest in such Receivables and related Other Conveyed Property free and clear of all Liens and Restrictions on Transferability, other than the Lien of the Security Agreement in favor of the Collateral Agent.

          (j) ACCURACY OF INFORMATION. None of the Transaction Documents nor any of the other Provided Documents provided by OFL or ORFC contain any statement of a material fact with respect to OFL or ORFC or the Transaction that was untrue or misleading in any material respect when made (except insofar as any such Document was connected or superseded by a subsequent Provided Document and Financial Security has not detrimentally relied on the original Provided Document). There is no fact known to OFL or ORFC which has a material possibility of causing a Material Adverse Change with respect to either of them or which has a material possibility of impairing the value or marketability of the Receivables, taken as a whole, or decreasing the possibility that amounts due in respect of the Receivables will be collected as due. Since the furnishing of the Provided Documents, there has been no change, or any development or event involving a prospective change known to OFL or ORFC that would render any representation or warranty or other statement made by either of them in any of the Provided Documents untrue or misleading in any material respect.

          (k) FINANCIAL STATEMENTS. The Financial Statements of each of OFL and ORFC, copies of which have been furnished to Financial Security, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of such Person as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements with respect to such Person, there has been no material adverse change in such financial condition or results of operations of such Person. Except as disclosed in the Financial Statements, neither OFL nor ORFC is subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of OFL or ORFC.

          (l) ERISA. OFL is in compliance with ERISA in all material respects and has not incurred and does not reasonably expect to incur any material liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan or to contribute now or in the future in respect of any Plan or Multiemployer Plan.

                                       5
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          (m)  COMPLIANCE WITH SECURITIES LAWS.  ORFC is not required to be registered as an "investment company" under the Investment Company Act and is not subject to the information reporting requirements of the Exchange Act.

          (n) TRANSACTION DOCUMENTS. Each of the representations and warranties of OFL and ORFC contained in the Transaction Documents is true and correct in all material respects and each of OFL and ORFC hereby makes each such representation and warranty made by it to, and for the benefit of, Financial Security as if the same were set forth in full herein.

          (o)  SPECIAL PURPOSE ENTITY.

               (i) The capital of ORFC is adequate for the business and undertakings of ORFC.

              (ii) Other than with respect to the ownership by OFL of the stock of ORFC and as provided in this Agreement and the Receivables Purchase Agreement and Assignment, the Servicing Agreement, the Security Agreement and the Spread Account Agreement, and in connection with the Term Transactions, ORFC is not engaged in any business transactions with OFL or any affiliate of OFL.

             (iii) At least one director of ORFC shall be a person who is not, and will not be, a director, officer, employee or holder of any equity securities of OFL or any of its affiliates or Subsidiaries.

              (iv) The funds and assets of ORFC are not, and will not be, commingled with the funds of any other person.

               (v) The bylaws of ORFC require it to maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors.

          (p) SOLVENCY; FRAUDULENT CONVEYANCE. Each of OFL and ORFC is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, neither OFL nor ORFC will be left with an unreasonably small amount of capital with which to engage in its business. Neither OFL nor ORFC intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither OFL nor ORFC contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of OFL or ORFC or any of its assets. The amount of consideration being received by ORFC upon the transfer of Receivables and related Other Conveyed Property to the Issuer constitutes reasonably equivalent value and fair consideration for the Receivables and such Other Conveyed Property. The amount of consideration being received by OFL upon the sale of the Receivables and related Other Conveyed Property to ORFC constitutes reasonably equivalent value and fair consideration for the Receivables and such Other Conveyed Property. Neither OFL nor

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     ORFC is entering into the Transaction Documents or consummating the transactions contemplated thereby with any intent to hinder, delay or defraud any of the Issuer's creditors.

          (q) TAXES. Each of OFL and ORFC has, and each member of the respective affiliated groups of corporations of which such Person is a member has, filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by such Person, to the extent that such taxes have become due other than taxes that such Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Any taxes, fees and other governmental charges payable by OFL or ORFC in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance.

          (r) PLEDGE OF SHARES. The shares of stock of the ORFC which have been pledged pursuant to the Stock Pledge Agreement constitute all of the issued and outstanding shares of ORFC.

          (s) PERFECTION OF LIENS AND SECURITY INTEREST. The Lien and security interest in favor of the Collateral Agent with respect to the Receivables and Other Conveyed Property will be perfected by the filing of financing statements on Form UCC-1 on or prior to the Date of Issuance in each jurisdiction where such recording or filing is necessary for the perfection thereof, the delivery of the Receivable Files for the Receivables to the Custodian, and the establishment of the Collection Account, the Note Distribution Account and the Spread Account in accordance with the provisions of the Transaction Documents, and no other filings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect the Collateral Agent's Lien on and security interest in the Receivables and Other Conveyed Property as against any third parties.

          (t) SECURITY INTEREST IN ACCOUNTS. Assuming the retention of funds in the Collection Account, the Note Distribution Account and the Spread Account and the acquisition of Eligible Investments, in each case, in accordance with the Transaction Documents, such funds and Eligible Investments will be subject to a valid and perfected, first priority security interest in favor of the Collateral Agent on behalf of Financial Security and the Trustee for the benefit of the Noteholders.

     Section 2.02. AFFIRMATIVE COVENANTS OF OFL AND ORFC. OFL and ORFC jointly and severally hereby agree, during the Term of this Agreement, unless Financial Security shall otherwise expressly consent in writing, as follows:

          (a) COMPLIANCE WITH AGREEMENTS AND APPLICABLE LAWS. Each of OFL and ORFC shall perform each of its respective obligations under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the

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     Transaction Documents. Neither OFL nor ORFC will cause or permit to become effective any amendment to or modification of any of the Transaction Documents to which it is a party unless (i) so long as no Insurer Default shall have occurred and be continuing Financial Security shall have previously approved in writing the form of such amendment or modification or (ii) if an Insurer Default shall have occurred and be continuing such amendment would not adversely affect the interests of Financial Security. Neither OFL nor ORFC shall take any action or fail to take any action that would interfere with the enforcement of any rights under the Transaction Documents.

          (b) FINANCIAL STATEMENTS; ACCOUNTANTS' REPORTS; OTHER INFORMATION. Each of OFL and ORFC shall keep or cause to be kept in reasonable detail books and records of account of its assets and business. Each of OFL and ORFC shall furnish or cause to be furnished to Financial Security:

               (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the close of each fiscal year of OFL or ORFC, the audited balance sheets of OFL or ORFC, as the case may be, as of the end of such fiscal year and the audited statements of income, changes in shareholders' equity and cash flows of OFL or ORFC, as the case may be, for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of independent accountants (which shall be a nationally recognized firm or otherwise acceptable to Financial Security) for OFL or ORFC, as the case may be, and by the certificate specified in Section 2.02(c) hereof.

               (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of OFL or ORFC, as the case may be, the unaudited balance sheets of OFL or ORFC, as the case may be, as of the end of such quarter and the unaudited statements of income, changes in shareholders' equity and cash flows of OFL or ORFC, as the case may be, for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments), and accompanied by the certificate specified in Section 2.02(c) hereof if such certificate is required to be provided pursuant to such Section.

               (iii) ACCOUNTANTS' REPORTS. If a Special Event specified in clauses (a) or (d) of the definition thereof or clause (b) or (c) of the definition thereof with respect to OFL or ORFC has occurred, copies of any reports submitted to OFL or ORFC by their respective independent accountants in connection with any examination of the financial statements of OFL or ORFC promptly upon receipt thereof.

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               (iv)  OTHER INFORMATION.  Promptly upon receipt thereof,
          copies of all reports, statements, certifications, schedules, or other similar items delivered to or by OFL or ORFC pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as Financial Security may reasonably request; PROVIDED, HOWEVER, that neither OFL nor ORFC shall be required to deliver any such items if provision by some other party to Financial Security is required under the Transaction Documents unless such other party wrongfully fails to deliver such item. OFL and ORFC shall, upon the request of Financial Security, permit Financial Security and its authorized agents (A) to inspect its books, records and operations as they may relate to the Securities, the Receivables, the obligations of OFL or ORFC under the Transaction Documents, the Transaction and OFL's business; (B) to discuss the affairs, finances and accounts of OFL and ORFC with its Chief Operating Officer and Chief Financial Officer upon Financial Security's reasonable request; and (C) to discuss the affairs, finances and accounts of OFL and ORFC with their respective independent accountants, PROVIDED that an officer of such Person shall have the right to be present during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of such Person. The fees and expenses of any such authorized agents of Financial Security shall be for the account of OFL. In addition, OFL and ORFC shall promptly (but in no case more than 30 days following issuance or receipt by a Commonly Controlled Entity) provide to Financial Security a copy of all correspondence between a Commonly Controlled Entity and the PBGC, IRS, Department of Labor or the administrators of a Multiemployer Plan relating to any Reportable Event or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan. The books and records of OFL and ORFC with respect to the Receivables will be maintained at the National Servicing Center, 10033 West 70th Street, Eden Prairie, Minnesota, unless OFL or ORFC shall otherwise advise the parties hereto in writing.

               (v) OFL shall provide or cause to be provided to Financial Security an executed original copy of each document executed in connection with the Transaction within 30 days after the date of closing.

          (c) COMPLIANCE CERTIFICATE. Each of OFL and ORFC shall deliver to Financial Security concurrently with the delivery of the financial statements required pursuant to Section 2.02(b)(i) hereof (and concurrently with the delivery of the financial statements required pursuant to Section 2.02(b)(ii) hereof, if a Special Event specified in clauses (a) or (d) of the definition thereof or clause (b) or (c) of the definition thereof with respect to OFL or ORFC has occurred), a certificate signed by its Chief Financial Officer stating that:

               (i) a review of such Person's performance under the Transaction Documents during such period has been made under such officer's supervision;

               (ii) to the best of such officer's knowledge following reasonable inquiry, no Special Event, Default or Event of Default has occurred with respect to such Person, or if a Special Event, Default or Event of Default has occurred with respect to such Person, specifying the nature thereof and, if such Person has a right to cure any such Default or Event of Default pursuant to
          Section 5.01, stating in reasonable detail the steps, if any, being taken by such Person to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; and

             (iii) the attached financial reports submitted in accordance with Section 2.02(b)(i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of OFL or ORFC, as the case may be, as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

          (d) NOTICE OF MATERIAL EVENTS. OFL and ORFC shall promptly inform Financial Security in writing of the occurrence of any of the following:

               (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against OFL or ORFC involving potential damages or penalties in an uninsured amount in excess of $5,000 in any one instance or $25,000 in the aggregate with respect to ORFC and in excess of $10,000 in any one instance or $25,000 in the aggregate with respect to OFL;

               (ii) any change in the location of such Person's principal office or any change in the location of the books and records of OFL or ORFC;

              (iii) the occurrence of any Default or Special Event (which notice shall also be delivered to the Rating Agencies);

               (iv) the commencement of any proceedings by or against OFL under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for OFL or ORFC or any of their assets;

               (v) the receipt of notice that (A) OFL or ORFC is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of OFL's or ORFC's business is to be, or may be, suspended or revoked, or (C) OFL or ORFC is to cease and desist any practice, procedure or policy employed by OFL or ORFC in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to OFL or ORFC; or

               (vi) any other event, circumstance or condition that has resulted, or which such Person reasonably believes might result, in a Material Adverse Change in respect of OFL or ORFC.

          (e) FURTHER ASSURANCES. Each of OFL and ORFC will file all necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the Lien on and security interest in, and all rights of the Collateral Agent, for the benefit of the Trustee for the Noteholders and Financial Security, with respect to, the Receivables, the Collection Account, the Note Distribution Account and the Spread Account. In addition, each of OFL and ORFC shall, upon the request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Collateral Agent, for the benefit of the Trustee for Noteholders and Financial Security, in the Receivables, the Collection Account, the Note Distribution Account and the Spread Account, free and clear of all Liens and Restrictions on Transferability except the Restrictions on Transferability imposed by the Transaction Documents. In addition, each of OFL and ORFC agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P and Moody's after the date hereof.

          (f) THIRD-PARTY BENEFICIARY. Each of OFL and ORFC agrees that Financial Security shall have all rights of a third-party beneficiary in respect of the Servicing Agreement and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of Financial Security.

          (g) CORPORATE EXISTENCE. Each of OFL and ORFC shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the State of Minnesota or laws of the State of Delaware, respectively, and duly qualified and duly authorized (as described in Sections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its Certificate of Incorporation and Bylaws.

          (h)  SPECIAL PURPOSE ENTITY.

               (i) ORFC shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those others are concerned. It particularly will use its best efforts to avoid the appearance of conducting business on behalf of OFL or any affiliate of OFL and to avoid the appearance that the assets of ORFC are available to pay the creditors of OFL or any affiliate thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of ORFC.

               (ii) ORFC shall maintain corporate records and books of account separate from those of OFL and the affiliates thereof. ORFC's books and records shall clearly reflect the transfer of the Receivables to the Issuer.

              (iii) ORFC shall obtain proper authorization from its Board of Directors of all corporate action requiring such authorization, meetings of the board of directors of ORFC shall be held not less frequently than three times per annum and copies of the minutes of each such board meeting shall be delivered to Financial Security within two weeks of such meeting.

               (iv) ORFC shall obtain proper authorization from its shareholders of all corporate action requiring shareholder approval, meetings of the shareholders of ORFC shall be held not less frequently than one time per annum and copies of each such authorization and the minutes of each such shareholder meeting shall be delivered to Financial Security within two weeks of such authorization or meeting, as the case may be.

               (v) Although the organizational expenses of ORFC have been paid by OFL, operating expenses and liabilities of ORFC shall be paid from its own funds. If OFL transfers funds to ORFC which funds ORFC applies to the satisfaction of an obligation under the Transaction Documents, such transfer shall be characterized by ORFC and OFL as a loan recourse only to amounts available for payment to OFL pursuant to Section 2.08 of the Spread Account Agreement, shall be pursuant to documentation substantially in the form set forth as Exhibit C to the Servicing Agreement, and ORFC's obligation to OFL with respect to such loan shall be limited to the amounts so available; ORFC and OFL covenant and agree that any such available amounts shall be applied to the satisfaction of any amounts outstanding under any such loan, prior to distribution by ORFC on or in respect of the capital stock of ORFC.

               (vi) The annual financial statements of ORFC shall disclose the effects of its transactions in accordance with generally accepted accounting principles and shall disclose that the assets of ORFC are not available to pay creditors of OFL or any affiliate of OFL.

              (vii) The resolutions, agreements and other instruments of ORFC underlying the transactions described in this Agreement and in the other Transaction Documents shall be continuously maintained by ORFC as official records of ORFC separately identified and held apart from the records of OFL and each affiliate of OFL.

             (viii) ORFC shall maintain an arm's-length relationship with OFL and the affiliates thereof and will not hold itself out as being liable for the debts of OFL or any of OFL's affiliates.

               (ix) ORFC shall keep its assets and liabilities wholly separate from those of all other entities, including, but not limited to, OFL and its affiliates.

               (x) The books and records of ORFC will be maintained at the National Servicing Center, 10033 West 70th Street, Eden Prairie, Minnesota, unless it shall otherwise advise the parties hereto in writing. ORFC shall, upon the request of Financial Security, permit Financial Security or its authorized agents to inspect its books and records.

          (i) MAINTENANCE OF LICENSES. Each of OFL and ORFC shall maintain all licenses, permits, charters and registrations which are material to the performance by it of its obligations under this Insurance Agreement and each other Transaction Document to which is a party or by which it is bound.

          (j) MAINTENANCE OF WAREHOUSING FACILITIES. OFL and its Subsidiaries shall at all times have warehousing facilities (other than that contemplated by the Transaction) under which the amount of credit available (including amounts outstanding) to finance the purchase of automobile receivables originated by OFL, together with the sum of the amount of unrestricted cash on OFL's balance sheet and the aggregate principal balance of automobile receivables eligible to be pledged by OFL (but not pledged) under the Transaction or such warehouse facilities as of the end of the immediately preceding calendar quarter, at least equal to $250,000,000.

          (k) PROVISION OF INFORMATION ORFC shall provide the Independent Accountants with such information as is necessary to conduct the review required by Section 2.18 of the Servicing Agreement.

          (l) CLOSING DOCUMENTS. OFL shall provide or cause to be provided to Financial Security an executed original copy of each document executed in connection with the Transaction within 30 days after the Closing Date, except that OFL shall cause a copy of the Repurchase Agreement, the Servicing Agreement, the Purchase Agreement, the Indenture, and each Transaction Document to which Financial Security is a party to be provided to Financial Security on the Closing Date.

          (m) INCORPORATION OF COVENANTS. Each of OFL and ORFC agrees to comply with their respective covenants set forth in the Transaction Documents and hereby incorporates such covenants by reference as if each were set forth herein.

     Section 2.03. NEGATIVE COVENANTS OF OFL AND ORFC. OFL and ORFC hereby jointly and severally agree, during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing, as follows:

          (a) RESTRICTIONS ON LIENS. Neither OFL nor ORFC shall (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability of the Receivables and related Other Conveyed Property except for (w) the Liens imposed by the Transaction Documents, and (x) Liens for taxes if such taxes shall not at the time be due and payable or if the Issuer shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, and (y) the Restrictions on Transferability imposed by the Transaction Documents, or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names either OFL, ORFC or the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Issuer or of the Collateral Agent for the benefit of the Trustee for the Noteholders and Financial Security.

          (b) IMPAIRMENT OF RIGHTS. Neither OFL nor ORFC shall take any action, or fail to take any action, if such action or failure to take action may (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Trustee, the Noteholders or Financial Security, (ii) result in a Material Adverse Change in respect of the Receivables or (iii) impair the ability of OFL or ORFC to perform their respective obligations under the Transaction Documents.

          (c) LIMITATION ON MERGERS. OFL shall not consolidate with or merge with or into any Person or transfer all or any material part of its assets to any Person (except as contemplated by the Transaction Documents) or liquidate or dissolve, provided that OFL may consolidate with, merge with or into, or transfer all or a material part of its assets to, another corporation if (i) the acquiror of its assets, or the corporation surviving such merger or consolidation, shall be organized and existing under the laws of any state and shall be qualified to transact business in each jurisdiction in which failure to qualify would render any Transaction Document unenforceable or would result in a Material Adverse Change in respect of OFL or the Other Conveyed Property; (ii) after giving effect to such consolidation, merger or transfer of assets, no Default or Event of Default shall have occurred or be continuing; (iii) such acquiring or surviving entity can lawfully perform the obligations of OFL under the Transaction Documents and shall expressly assume in writing all of the obligations of OFL, including, without limitation, its obligations under the Transaction Documents; and (iv) such acquiring or surviving entity and the consolidated group of which it is a part shall each have a net worth immediately subsequent to such consolidation, merger or transfer of assets at least equal to the net worth of OFL immediately prior to such consolidation, merger or transfer of assets; and OFL shall give Financial Security written notice of any such consolidation, merger or transfer of assets on the earlier of: (A) the date upon which any publicly available filing or release is made with respect to such action or (B) 10 Business Days prior to the date of consummation of such action. OFL shall furnish to Financial Security all information requested by it that is reasonably necessary to determine compliance with this paragraph.

          (d) WAIVER, AMENDMENTS, ETC. Neither OFL nor ORFC shall waive, modify, amend, supplement or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents or the certificate of incorporation or by-laws of ORFC (i) unless, if no Insurer Default shall have occurred and be continuing, Financial Security shall have consented thereto in writing or
     (ii) if an Insurer Default shall have occurred and be continuing, which would adversely affect the interests of Financial Security.

          (e) SUCCESSORS. Neither OFL nor ORFC shall terminate or designate, or consent to the termination or designation of, the servicer, back-up servicer or collateral agent or any successor thereto without the prior approval of Financial Security.

          (f) CREATION OF INDEBTEDNESS; GUARANTEES. ORFC shall not create, incur, assume or suffer to exist any Indebtedness, other than in connection with Term Transactions, the Repurchase Agreement, Indebtedness permitted by
     Section 2.02(j) hereof and any other Indebtedness guaranteed or approved in writing by Financial Security. Without the prior written consent in writing by Financial Security, ORFC shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

          (g) SUBSIDIARIES. ORFC shall not form, or cause to be formed, any Subsidiaries.

          (h) ISSUANCE OF STOCK. ORFC shall not issue any shares of capital stock or rights, warrants or options in respect of capital stock or securities convertible into or exchangeable for capital stock.

          (i) NO MERGERS. ORFC shall not consolidate with or merge into any Person or (except as contemplated in the Transaction Documents) transfer all or any material amount of its assets to any Person or liquidate or dissolve.

          (j) ERISA. (A) OFL shall not contribute or incur any obligation to contribute to, or incur any liability in respect of, any Plan or Multiemployer Plan, except that OFL may make such a contribution or incur such a liability provided that neither OFL nor any Commonly Controlled Entity will:

               (i) terminate any Plan so as to incur any material liability to the PBGC;

              (ii) knowingly participate in any "prohibited transaction" (as defined in ERISA) involving any Plan or Multiemployer Plan or any trust created thereunder which would subject any of them to a material tax or penalty on prohibited transactions imposed under Section 4975 of the Code or ERISA;

             (iii) fail to pay to any Plan or Multiemployer Plan any contribution which it is obligated to pay under the terms of such Plan or Multiemployer Plan, if such failure would cause such Plan to have any material Accumulated Funding Deficiency, whether or not waived; or

              (iv) allow or suffer to exist any occurrence of a Reportable Event, or any other event or condition, which presents a material risk of termination by the PBGC of any Plan or Multiemployer Plan, to the extent that the occurrence or nonoccurrence of such Reportable Event or other event or condition is within the control of it or any Commonly Controlled Entity.

          (B) ORFC shall not contribute or incur any obligation to contribute to any Multiemployer Plan.

          (k)  OTHER ACTIVITIES.  ORFC shall not:

               (i) sell, transfer, exchange or otherwise dispose of any of its assets except as permitted under the Transaction Documents and the Term Transactions; or

               (ii) engage in any business or activity other than in connection with the Servicing Agreement, the Repurchase Agreement, the Security Agreement, the Spread Account Agreement, the Receivables Purchase Agreement and Assignment and the Term Transactions, and as permitted by its certificate of incorporation.

          (l) INSOLVENCY. Neither OFL nor ORFC shall commence with respect to ORFC or the Issuer, as the case may be, any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief with respect to it or
     (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors. Neither OFL nor ORFC shall take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above. ORFC shall not admit in writing its inability to pay its debts.

          (m) DIVIDENDS. ORFC shall not declare or make payment of (i) any dividend or other distribution on any shares of its capital stock, or
     (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire shares of its capital stock, unless (in each case) at the time of such declaration or payment (and after giving effect thereto) no amount payable by ORFC under any Transaction Document is then due and owing but unpaid.

     Section 2.04.  REPRESENTATIONS AND WARRANTIES OF OFL AND THE ISSUER.   Each
of OFL and the Issuer represent and warrant as of the date hereof and as of the Date of Issuance, as follows:

          (a) DUE ORGANIZATION AND QUALIFICATION. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business. The Issuer is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "APPROVALS") necessary for the conduct of its business as currently conducted and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Receivable unenforceable in such jurisdiction or any Transaction Document unenforceable in any respect or would otherwise have a material adverse effect upon the Transaction.

          (b) POWER AND AUTHORITY. The Issuer has all necessary corporate power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party and to carry out the terms of each such Document and has full power and authority to sell and assign the Receivables as contemplated by the Transaction Documents and to consummate the Transaction.

          (c) DUE AUTHORIZATION. The execution, delivery and performance by the Issuer of this Agreement and each other Transaction Document to which it is a party have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the stockholders of the Issuer.

          (d) NONCONTRAVENTION. Neither the execution nor delivery of this agreement and each other Transaction Document to which the Issuer is a party, nor the consummation of the Transaction nor the satisfaction of the terms and conditions of this agreement and each other Transaction Documents to which the Issuer is a party,

               (i) conflicts with or results, or will conflict with or result, in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of the Issuer or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Issuer, or any of its properties, agency or other governmental authority having supervisory powers over the Issuer,

               (ii) constitutes or will constitute a default by the Issuer under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Issuer is a party or by which it or any of its properties is or may be bound or affected, or

              (iii) results in or requires, or will result in or require, the creation of any Lien upon or in respect of any of the assets of the Issuer except as otherwise expressly contemplated by the Transaction Documents.

          (e) LEGAL PROCEEDINGS. There is no action, proceeding or investigation pending, or to the best knowledge of the Issuer after reasonable inquiry, threatened by or before any court, regulatory body, governmental or administrative agency or arbitrator against or affecting the Issuer, or any properties or rights of the Issuer, including without limitation, the Receivables: (A) asserting the invalidity of this Agreement or any other

     Transaction Document to which the Issuer is a party, (B) seeking to prevent the issuance of the Securities or the consummation of the Transaction, (C) seeking any determination or ruling that might materially and adversely affect to the validity or enforceability of this Agreement or any other Transaction Document to which the Issuer is a party or (D) which might result in a Material Adverse Change with respect to the Issuer.

          (f) VALID AND BINDING OBLIGATIONS. Each of the Transaction Documents to which the Issuer is a party, when executed and delivered by it, and assuming due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Securities, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

          (g) NO CONSENTS. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by the Issuer of this Agreement or of any other Transaction Document to which it is a party, except (in each case) such as have been obtained and are in full force and effect.

          (h) COMPLIANCE WITH LAW, ETC. No practice, procedure or policy employed or proposed to be employed by the Issuer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a Material Adverse Change with respect to the Issuer.

          (i) ACCURACY OF INFORMATION. None of the Provided Documents contain any statement of a material fact with respect to the Issuer or the Transaction that was untrue or misleading in any material respect when made (except insofar as any such Document was connected or superseded by a subsequent Provided Document). There is no fact known to OFL or the Issuer which has a material possibility of causing a Material Adverse Change with respect to either of them or which has a material possibility of impairing the value or marketability of the Receivables and related Other Conveyed Property, taken as a whole, or decreasing the profitability that amounts due in respect of the Receivables and related Other Conveyed Property will be collected as due. Since the furnishing of the Provided Documents, there has been no change, or any development or event involving a prospective change known to OFL or the Issuer that would render any representation or warranty or other statement made by either of them in any of the Provided Documents untrue or misleading in any material respect.

          (j) ERISA. The Issuer is in compliance with ERISA and has not incurred and does not reasonably expect to incur any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan or to contribute now or in the future in respect of any Plan or Multiemployer Plan.

          (k) COMPLIANCE WITH SECURITIES LAWS. The Issuer is not required to be registered as an "investment company" under the Investment Company Act and is not subject to the information reporting requirements of the Exchange Act.

          (l) TRANSACTION DOCUMENTS. Each of the representations and warranties of the Issuer contained in the Transaction Documents is true and correct in all material respects and the Issuer hereby makes each such representation and warranty made by it to, and for the benefit of, Financial Security as if the same were set forth in full herein.

          (m)  SPECIAL PURPOSE ENTITY.

               (i) The capital of the Issuer is adequate for the business and undertakings of the Issuer.

               (ii) Other than as provided in this Agreement, the Indenture, the Repurchase Agreement, the Servicing Agreement, the Security Agreement and the Guaranty, the Issuer is not engaged in any business transactions with OFL or any affiliate of OFL.

              (iii) At least one director of the Issuer shall be a person who is not, and will not be, a director, officer, employee or holder of any equity securities of OFL or any of its affiliates or Subsidiaries.

               (iv) The Issuer's funds and assets are not, and will not be, commingled with the funds of any other Person, except as provided in the Transaction Documents.

               (v) The bylaws of the Issuer require it to maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors.

          (n) SOLVENCY; FRAUDULENT CONVEYANCE. The Issuer is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business. The Issuer does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuer or any of its assets. The Issuer is not entering into the Transaction Documents or consummating the transactions contemplated thereby with any intent to hinder, delay or defraud any of the Issuer's creditors.

          (o) TAXES. The Issuer has, and each member of the affiliated groups of corporations of which such Person is a member has, filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by such Person, to the extent that such taxes have become due other than taxes that such Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Any taxes, fees and other governmental charges payable by the Issuer in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance.

          (p) NO PRIOR ACTIVITIES. The Issuer has not engaged in any activities or entered into any agreements prior to this Transaction.

          (q) PLEDGE OF SHARES. The shares of stock of the Issuer which have been pledged pursuant to the Stock Pledge Agreement constitute all of the issued and outstanding shares of the Issuer.

     Section 2.05. AFFIRMATIVE COVENANTS OF OFL AND THE ISSUER. Each of OFL and the Issuer hereby agree that during the Term of this Agreement, unless Financial Security shall otherwise expressly consent in writing, as follows:

          (a) COMPLIANCE WITH AGREEMENTS AND APPLICABLE LAWS. The Issuer shall perform each of its respective obligations under the Transaction Documents and shall comply with all material requirements of, and the Securities shall be offered and sold in accordance with, any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents. The Issuer will not cause or permit to become effective any amendment to or modification of any of the Transaction Documents to which it is a party unless (i) so long as no Insurer Default shall have occurred and be continuing Financial Security shall have previously approved in writing the form of such amendment or modification or (ii) if an Insurer Default shall have occurred and be continuing such amendment would not adversely affect the interests of Financial Security. The Issuer shall not take any action or fail to take any action that would interfere with the enforcement of any rights under the Transaction Documents.

          (b) FINANCIAL STATEMENTS; ACCOUNTANTS' REPORTS; OTHER INFORMATION. The Issuer shall keep or cause to be kept in reasonable detail books and records of account of its assets and business. The Issuer shall furnish or cause to be furnished to Financial Security:

               (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the close of each fiscal year of the Issuer, the audited balance sheets of the Issuer as of the end of such fiscal year and the audited statements of income, changes in shareholders' equity and cash flows of the Issuer for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of independent accountants (which shall be a nationally recognized firm or otherwise acceptable to Financial Security) for the Issuer and by the certificate specified in Section 2.05(c) hereof.

               (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of the Issuer the unaudited balance sheets of the Issuer as of the end of such quarter and the unaudited statements of income, changes in shareholders' equity and cash flows of the Issuer for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments), and accompanied by the certificate specified in Section 2.05(c) hereof if such certificate is required to be provided pursuant to such Section.

             (iii) ACCOUNTANTS' REPORTS. If a Special Event has occurred, copies of any reports submitted to the Issuer by its independent accountants in connection with any examination of the financial statements of the Issuer promptly upon receipt thereof.

               (iv) OTHER INFORMATION. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by the Issuer pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as Financial Security may reasonably request; PROVIDED, HOWEVER, that the Issuer shall not be required to deliver any such items if provision by some other party to Financial Security is required under the Transaction Documents unless such other party wrongfully fails to deliver such item. The Issuer shall, upon the request of Financial Security, permit Financial Security or its authorized agents (A) to inspect its books and records as they may relate to the Securities, the Receivables, the obligations of the Issuer under the Transaction Documents, the Transaction; (B) to discuss the affairs, finances and accounts of the Issuer with its officers upon Financial Security's reasonable request; and (C) upon the occurrence of a Special Event, to discuss the affairs, finances and accounts of the Issuer with its independent accountants, PROVIDED that an officer of the Issuer shall have the right to be present during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of such Person. The books and records of the Issuer will be maintained at the National Servicing Center, 10033 West 70th Street, Eden Prairie, Minnesota, unless such Person shall otherwise advise the parties hereto in writing.

               (v) The Issuer shall provide or cause to be provided to Financial Security an executed original copy of each document executed in connection with the Transaction within 30 days after the date of closing.

          (c) COMPLIANCE CERTIFICATE. The Issuer shall deliver to Financial Security concurrently with the delivery of the financial statements required pursuant to Section 2.05(b)(i) hereof (and concurrently with the delivery of the financial statements required pursuant to Section 2.05(b)(ii) hereof, if a Special Event has occurred), a certificate signed by a President, Vice President or duly authorized agent stating that:

               (i) a review of the Issuer's performance under the Transaction Documents during such period has been made under such officer's supervision;

               (ii) to the best of such officer's knowledge following reasonable inquiry, no Special Event, Default or Event of Default has occurred with respect to such Person, or if a Special Event, Default or Event of Default has occurred with respect to such Person, specifying the nature thereof and, if such Person has a right to cure any such Default or Event of Default pursuant to Section 5.01, stating in reasonable detail the steps, if any, being taken by such Person to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; and

             (iii) the attached financial reports submitted in accordance with
          Section 2.05(b)(i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Issuer as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

          (d) NOTICE OF MATERIAL EVENTS. The Issuer shall promptly inform Financial Security in writing of the occurrence of any of the following:

               (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against the Issuer pertaining to the Receivables in general, (B) with respect to a material portion of the Receivables or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Receivables;

              (ii) any change in the location of such Person's principal office or any change in the location of the books and records of the Issuer;

             (iii) the occurrence of any Default or Special Event (which notice shall also be delivered to the Rating Agencies);

              (iv) the commencement of any proceedings by or against the Issuer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuer or any of its assets;

               (v) the receipt of notice that (A) the Issuer is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Issuer's business is to be, or may be, suspended or revoked, or (C) the Issuer is to cease and desist any practice, procedure or policy employed by the Issuer in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Issuer; or

               (vi) any other event, circumstance or condition that has resulted, or which such Person reasonably believes might result, in a Material Adverse Change in respect of the Issuer.

          (e) FURTHER ASSURANCES. The Issuer will file all necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the Lien on and security interest in, and all rights of the Collateral Agent, for the benefit of the Trustee for the Noteholders and Financial Security, with respect to, the Receivables, the Collection Account and the Note Distribution Account. In addition, the Issuer shall, upon the request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Collateral Agent, for the benefit of the Trustee for the Noteholders and Financial Security, in the Receivables, free and clear of all Liens and Restrictions on Transferability, except the Restrictions on Transferability imposed by the Transaction Documents. In addition, the Issuer agrees to cooperate with the Rating Agencies in connection with any review of the Transaction which may be undertaken by the Rating Agencies after the date hereof.

          (f) REDEMPTION OF SECURITIES. The Issuer shall, upon the repayment of outstanding Advances and termination of the Issuer's obligation to make further Advances pursuant to the Repurchase Agreement or otherwise, furnish to Financial Security a notice of such repayment and termination, and, upon payment of all of the Securities and the expiration of the term of the Policy, surrender the Policy to Financial Security for cancellation.

          (g) THIRD-PARTY BENEFICIARY. The Issuer agrees that Financial Security shall have all rights of a third-party beneficiary in respect of the Servicing Agreement and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of Financial Security.

          (h) CORPORATE EXISTENCE. The Issuer shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the State of Delaware and duly qualified and duly authorized (as described in Sections 2.04(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its Certificate of Incorporation and Bylaws.

          (i) DISCLOSURE DOCUMENT. Any Offering Document delivered with respect to the Securities shall clearly disclose that the Policy is not covered by the property/casualty Insurance Security Fund specified in
     Article 76 of the New York Insurance Law. In addition, any Offering Document delivered with respect to the Securities which includes financial statements of Financial Security prepared in accordance with generally accepted accounting principles shall include the following statement immediately preceding such financial statements:

               The New York State Insurance Department recognizes only statutory account practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining where its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

          (j)  SPECIAL PURPOSE ENTITY.

               (i) The Issuer shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those others are concerned. It particularly will use its best efforts to avoid the appearance of conducting business on behalf of OFL or any affiliate thereof or and to avoid the appearance that the assets of the Issuer are available to pay the creditors of OFL or any affiliate thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Issuer.

              (ii) The Issuer shall maintain corporate records and books of account separate from those of OFL and any affiliate thereof. The Issuer's books and records shall clearly reflect the transfer of the Receivables and related Other Conveyed Property to the Issuer.

             (iii) The Issuer shall obtain proper authorization from its Board of Directors of all corporate action requiring such authorization, meetings of the board of directors of the Issuer shall be held not less frequently than one time per annum and copies of the minutes of each such board meeting shall be delivered to Financial Security within two weeks of such meeting.

               (iv) The Issuer shall obtain proper authorization from its shareholders of all corporate action requiring shareholder approval, meetings of the shareholders of the Issuer shall be held not less frequently than one time per annum and copies of each such authorization and the minutes of each such shareholder meeting shall be delivered to Financial Security within two weeks of such authorization or meeting, as the case may be.

               (v) Although the organizational expenses of the Issuer have been paid by OFL, operating expenses and liabilities of the Issuer shall be paid from its own funds.

               (vi) The annual financial statements of the Issuer shall disclose the effects of its transactions in accordance with generally accepted accounting principles and shall disclose that the assets of the Issuer are not available to pay creditors of OFL or any affiliate thereof.

              (vii) The resolutions, agreements and other instruments of the Issuer underlying the transactions described in this Agreement and in the other Transaction Documents shall be continuously maintained by the Issuer as official records of the Issuer separately identified and held apart from the records of OFL and each affiliate thereof.

             (viii) The Issuer shall maintain an arm's-length relationship with OFL and the affiliates thereof and will not hold itself out as being liable for the debts of OFL or any affiliate thereof.

               (ix) The Issuer shall keep its assets and liabilities wholly separate from those of all other entities, including, but not limited to, OFL and the affiliates thereof.

                (x) The books and records of the Issuer will be maintained at the National Servicing Center, 10033 West 70th Street, Eden Prairie, Minnesota, unless it shall otherwise advise the parties hereto in writing. The Issuer shall, upon the request of Financial Security, permit Financial Security or its authorized agents to inspect its books and records.

          (k) MAINTENANCE OF LICENSES. The Issuer shall maintain all licenses, permits, charters and registrations which are material to the performance by of its obligations under this Insurance Agreement and each other Transaction Document to which is a party or by which it is bound.

          (l) INCORPORATION OF COVENANTS. The Issuer agrees to comply with each of the Issuer's covenants set forth in the Transaction Documents and hereby incorporates such covenants by reference as if each were set forth herein.

     Section 2.06. NEGATIVE COVENANTS OF OFL AND THE ISSUER. Each of OFL and the Issuer hereby agree that during the Term of this Agreement, unless Financial Security shall otherwise expressly consent in writing, as follows:

          (a) RESTRICTIONS ON LIENS. The Issuer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability of the Receivables except for (w) the Lien in favor of the Collateral Agent, for the benefit of the Trustee for the Noteholders and Financial Security, (x) Liens for taxes if such taxes shall not at the time be due and payable or if the Issuer shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, and (y) the Restrictions on Transferability imposed by the Transaction Documents or
     (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Collateral Agent, for the benefit of the Trustee for the Noteholders and Financial Security.

          (b) IMPAIRMENT OF RIGHTS. The Issuer shall not take any action, or fail to take any action, if such action or failure to take action may (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Trustee, the Noteholders or Financial Security, (ii) result in a Material Adverse Change in respect of the Receivables or (iii) impair the ability of the Issuer to perform its obligations under the Transaction Documents, including any consolidation, merger with any Person or any transfer of all or any material amount of the assets of the Issuer to any other Person if such consolidation, merger or transfer would materially impair the net worth of the Issuer or any successor Person obligated, after such event, to perform such Person's obligations under the Transaction Documents.

          (c) WAIVER, AMENDMENTS, ETC. The Issuer shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents or the Certificate of incorporation or by-laws of the Issuer unless (i) if no Insurer Default shall have occurred and be continuing Financial Security shall have occurred and be continuing Financial Security shall have consented thereto in writing or (ii) if an Issuer Default shall have occurred and be continuing which would adversely affect the interests of Financial Security.

          (d) SUCCESSORS. The Issuer shall not terminate or designate, or consent to the termination or designation of, the servicer, back-up servicer or collateral agent or any successor thereto without the prior approval of Financial Security.

          (e) OTHER ACTIVITIES. The Issuer shall not issue securities other than the Securities or create, incur, assume or suffer to exist any Indebtedness or sell, transfer, exchange or otherwise dispose of any of its assets, or engage in any business or activity, except for the Transaction and otherwise only if the following conditions are met: (i) no other securities of the Issuer will be downgraded or listed for credit review for possible downgrade by reason of such transaction, (ii) the shadow rating of the Securities is not reduced by reason of such transaction, (iii) all parties to such transaction enter into agreements with the Issuer (and satisfactory to Financial Security), with Financial Security as a named third-party beneficiary, not to commence a bankruptcy, reorganization or similar proceeding against the Issuer.

          (f) SUBSIDIARIES. The Issuer shall not form, or cause to be formed, any Subsidiaries.

          (g) ISSUANCE OF STOCK. The Issuer shall not issue any shares of capital stock or rights, warrants or options in respect of capital stock or securities convertible into or exchangeable for capital stock, other than the shares of common stock which have been pledged to Financial Security under the Stock Pledge Agreement.

          (h) NO MERGERS. The Issuer shall not consolidate with or merger into any Person or transfer all or any material amount of its assets to any Person or liquidate or dissolve.

          (i) INSOLVENCY. The Issuer shall not commence with respect to ORFC any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief with respect to it or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors. Neither OFL nor the Issuer shall take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above. The Issuer shall not admit in writing its inability to pay its debts.


                                   ARTICLE III

                   THE POLICY; REIMBURSEMENT; INDEMNIFICATION

     Section 3.01. ISSUANCE OF THE POLICY. Financial Security agrees to issue the Policy subject to satisfaction of each and all of the conditions precedent set forth in Appendix A hereto.

     Section 3.02.  PAYMENT OF FEES AND PREMIUM.

          (a) INDUCEMENT LETTER FEES AND EXPENSES. On the Date of Issuance, OFL shall pay or cause to be paid the amounts specified with respect to fees, expenses and disbursements in the Inducement Letter, unless otherwise agreed between OFL and Financial Security.

          (b) LEGAL FEES. On the Date of Issuance, OFL shall pay or cause to be paid legal fees and disbursements incurred by Financial Security in connection with the issuance of the Policy, unless otherwise agreed between OFL and Financial Security.

          (c) RATING AGENCY FEES. The initial fees of S&P and Moody's with respect to the Securities and the Transaction shall be paid by OFL in full on the Date of Issuance, or otherwise provided for to the satisfaction of Financial Security. All periodic and subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Securities and the Transaction shall be for the account of, and shall be billed to, OFL. The fees for any other rating agency shall be paid by the party requesting such other agency's rating, unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer determining a capital charge with respect to the Policy by Financial Security, in which case the cost for such agency shall be paid by OFL.

          (d) AUDITORS' FEES. OFL shall pay on demand any fees of Financial Security's auditors payable in respect of any Offering Document that are incurred after the Date of Issuance. It is understood that Financial Security's auditors shall not incur any additional fees in respect of future Offering Documents except at the request of or with the consent of OFL.

          (e) PREMIUM. In consideration of the issuance by Financial Security of the Policy, Financial Security shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter. The Premium paid hereunder or under the Servicing Agreement shall be nonrefundable without regard to whether Financial Security makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity.

     Section 3.03. REIMBURSEMENT AND ADDITIONAL PAYMENT OBLIGATION. OFL agrees to pay to Financial Security the following amounts as and when incurred:

          (a) a sum equal to the total of all amounts paid by Financial Security under the Policy;

          (b) any and all out-of-pocket charges, fees, costs and expenses which Financial Security may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) in the event of payments under the Policy, any accounts established to facilitate payments under the Policy, to the extent Financial Security has not been immediately reimbursed on the date that any amount is paid by Financial Security under the Policy, or other administrative expenses relating to such payments under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents or the Transaction, (iii) any amendment, waiver or other action with respect to, or related to, any Transaction Document whether or not executed or completed, or (iv) any review or investigation made by Financial Security in those circumstances where its approval or consent is sought under any of the Transaction Documents;

          (c)  interest on any and all amounts described in Section 3.03(a) or
     (b) or Section 3.02(e) from the date due to Financial Security pursuant to the provisions hereof until payment thereof in full, payable to Financial Security at the Late Payment Rate per annum; and

          (d) any payments made by Financial Security on behalf of, or advanced to, OFL, in its capacity as Servicer, or the Trustee, including, without limitation, any amounts payable by OFL, in its capacity as Servicer, or the Trustee pursuant to the Securities or any other Transaction Documents; and any payments made by Financial Security as, or in lieu of, any servicing, management, trustee, custodial or administrative fees payable, in the sole discretion of Financial Security to third parties in connection with the Transaction.

     Section 3.04.  INDEMNIFICATION.

          (a) INDEMNIFICATION BY OFL. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, OFL hereby agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

               (i) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of OFL, ORFC or the Issuer;

               (ii) the breach by OFL, ORFC or the Issuer of any representation, warranty or covenant under any of the Transaction Documents or the occurrence, in respect of OFL, ORFC or the Issuer under any of the Transaction Documents of any "event of default" or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default"; or

               (iii) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in information included in an Offering Document and furnished by Financial Security in writing expressly for use therein (all such information so furnished by Financial Security being referred to herein as "FINANCIAL SECURITY INFORMATION").

          (b) CONDUCT OF ACTIONS OR PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against Financial Security, any officer, director, shareholder, employee or agent of Financial Security or any Person controlling Financial Security (individually, an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") in respect of which indemnity may be sought from OFL (the "INDEMNIFYING PARTY") hereunder, Financial Security shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to Financial Security and the payment of all expenses. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; PROVIDED, HOWEVER, that the fees and expenses of such separate counsel shall only be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to Financial Security in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and (B) the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by Financial Security). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (b), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

          (c) CONTRIBUTION. To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), the Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

     Section 3.05. SUBROGATION. Subject only to the priority of payment provisions of the Indenture and the Security Agreement, each of the parties hereto acknowledges that, to the extent of any payment made by Financial Security pursuant to the Policy, Financial Security is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Noteholders to any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise. Each of the parties hereto agrees to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the sole judgment of Financial Security, are necessary to evidence such subrogation and to perfect the rights of Financial Security to receive any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise.


                                   ARTICLE IV

                               FURTHER AGREEMENTS

     Section 4.01. EFFECTIVE DATE; TERM OF AGREEMENT. This Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as Financial Security is no longer subject to a claim under the Policy and the Policy shall have been surrendered to Financial Security for cancellation and (b) all amounts payable to Financial Security and the Noteholders under the Transaction Documents and under the Securities have been paid in full; PROVIDED, HOWEVER, that the provisions of Sections 3.02, 3.03 and
3.04 hereof shall survive any termination of this Agreement.

     Section 4.02. OBLIGATIONS ABSOLUTE. (a) The payment obligations of OFL, ORFC and the Issuer hereunder shall be absolute and unconditional, and shall be paid strictly in accordance with this Agreement under all circumstances irrespective of (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Transaction Documents, the Securities or the Policy; (ii) any exchange or release of any other obligations hereunder; (iii) the existence of any claim, setoff, defense, reduction, abatement or other right which OFL, ORFC or the Issuer may have at any time against Financial Security or any other Person; (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect, including any failure to strictly comply with the terms of the Policy, or any statement therein being untrue or inaccurate in any respect; (v) any failure of the Issuer to receive the proceeds from the sale of the Securities; (vi) any breach by OFL, ORFC or the Issuer of any representation, warranty or covenant contained in any of the Transaction Documents; or (vii) any other circumstances, other than payment in full, which might otherwise constitute a defense available to, or discharge of, OFL, ORFC or the Issuer in respect of any Transaction Document.

     (b) OFL, ORFC and the Issuer and any and all others who are now or may become liable for all or part of the obligations of such Persons under this Agreement agree to be bound by this Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness, if any, and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to OFL, ORFC or the Issuer; (v) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vi) consent to any and all extensions of time that may be granted by Financial Security with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and
(vii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

     (c) Nothing herein shall be construed as prohibiting OFL, ORFC or the Issuer from pursuing any rights or remedies it may have against any Person other than Financial Security in a separate legal proceeding.

     Section 4.03. ASSIGNMENTS; REINSURANCE; THIRD-PARTY RIGHTS. (a) This Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of OFL, ORFC nor the Issuer may assign its rights under this Agreement, or delegate any of its duties hereunder, without the prior written consent of Financial Security. Any assignment made in violation of this Agreement shall be null and void.

     (b) Financial Security shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as Financial Security may in its discretion determine; PROVIDED, HOWEVER, that no such participation or reinsurance agreement or arrangement shall relieve Financial Security of any of its obligations hereunder or under the Policy.

     (c) In addition, Financial Security shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of Financial Security in connection therewith any rights of Financial Security under the Transaction Documents or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the Transaction.

     (d) Except as provided herein with respect to participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Noteholder, other than Financial Security, against OFL, ORFC or the Issuer, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Noteholder shall have any right to payment from any premiums paid or payable hereunder or from any other amounts paid by OFL or the Issuer pursuant to Section 3.02, 3.03 or 3.04 hereof.

     Section 4.04. LIABILITY OF FINANCIAL SECURITY. Neither Financial Security nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Policy by the Trustee or for any acts or omissions of the Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to Financial Security (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless Financial Security had actual knowledge thereof). In furtherance and not in limitation of the foregoing, Financial Security (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.


                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

     Section 5.01. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (a)  any demand for payment shall be made under the Policy;

          (b) any representation or warranty made by OFL, ORFC or the Issuer under any of the Transaction Documents, or in any certificate or report furnished under any of the Transaction Documents, shall prove to be untrue or incorrect in any material respect; PROVIDED, HOWEVER, that if OFL, ORFC or the Issuer effectively cures any such defect in any representation or warranty under any Transaction Document, or certificate or report furnished under any Transaction Document, within the time period specified in the relevant Transaction Document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default hereunder;

          (c) (i) OFL, ORFC or the Issuer shall fail to pay when due any amount payable by it, shall fail to effect any purchase or repurchase required to be made by it, in each case, hereunder or under any of the Transaction Documents unless such amounts are paid in full within any applicable cure period explicitly provided for under the relevant Transaction Document;
     (ii) OFL, ORFC or the Issuer shall have asserted that any material provision of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provision of any of the Transaction Documents is not valid and binding on the parties thereto;

          (d) OFL, ORFC or the Issuer shall fail to perform or observe any other covenant or agreement contained in any of the Transaction Documents (except for the obligations described under clause (c) above) and such failure shall continue beyond any applicable cure period explicitly provided for under the relevant Transaction Document;

          (e) any of OFL, ORFC or the Issuer shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate it insolvent or seeking a liquidation, or shall take advantage of any insolvency act, or shall commence a case or other proceeding naming it as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against any of OFL, ORFC or the Issuer under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against any of OFL, ORFC or the Issuer seeking liquidation of its assets and such Person shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 30 days or there shall be appointed or any of OFL, ORFC or the Issuer shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Person or the whole or any substantial part of its properties or assets or such Person shall take any corporate action in furtherance of any of the foregoing;

          (f) the occurrence of an Insurance Agreement Event of Default with respect to any Term Transaction, which Insurance Agreement Event of Default is not defined as a "Portfolio Performance Event of Default" in the related Insurance Agreement;

          (g) ORFC shall fail to make a deposit with respect to any WAC Deficiency Amount in accordance with the provisions of Section 3.1(f) of the Servicing Agreement, and such failure shall continue for one Business Day;

          (h) it shall be determined on any Determination Date that the Collateral Test shall fail to have been satisfied as of the immediately preceding Accounting Date, after taking into account any deposit made by ORFC to the Collection Account on such Determination Date and such failure shall continue for one Business Day;

          (i)  a Servicer Termination Event shall occur; or

          (j) the occurrence of an "Event of Default" under the Repurchase Agreement and either (x) the Repurchase Date (as defined in the Repurchase Agreement) shall have been deemed to automatically occur or (y) the Issuer shall have exercised its option to have the Repurchase Date immediately occur pursuant to Section 8(a) of the Repurchase Agreement.

     Section 5.02. REMEDIES; WAIVERS. (a) Upon the occurrence of an Event of Default, Financial Security may exercise any one or more of the rights and remedies set forth below:

          (i) declare the Premium Supplement to be immediately due and payable, and the same shall thereupon be immediately due and payable, whether or not Financial Security shall have declared an "Event of Default" or shall have exercised, or be entitled to exercise, any other rights or remedies hereunder;

         (ii) exercise any rights and remedies available under the Transaction Documents in its own capacity or in its capacity as the Person entitled to exercise the rights of the Noteholders in respect of the Securities; or

        (iii) take whatever action at law or in equity may appear necessary or desirable in its judgment to enforce performance of any obligation of OFL, ORFC or the Issuer under the Transaction Documents.

     (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Transaction Document upon the occurrence of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Financial Security to exercise any remedy reserved to Financial Security in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Article.

     (c) If any proceeding has been commenced to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to Financial Security, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of Financial Security shall continue as though no such proceeding had been instituted.

     (d) Financial Security shall have the right, to be exercised in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by Financial Security and delivered to OFL, ORFC and the Issuer. Any such waiver may only be effected in writing duly executed by Financial Security, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence.

     (e) Upon the declaration of an Event of Default by Financial Security, Financial Security shall provide written notice of such Event of Default to the Rating Agencies.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.01. AMENDMENTS, ETC. This Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

     Section 6.02. NOTICES. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

     (a)  To Financial Security:   Financial Security Assurance Inc.
                                   350 Park Avenue
                                   New York, NY  10022
                                   Attention:  Surveillance Department
                                   Re:  Arcadia Receivables Conduit Corp.,
                                        Floating Rate Automobile Receivables-
                                        Backed Notes/Olympic Structured
                                        Warehouse Facility
                                   Confirmation: (212) 826-0100
                                   Telecopy Nos.: (212) 339-3518, (212) 339-3529

                                   (in each case in which notice or other
                                   communication to Financial Security refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head-- Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

     (b)  To OFL:                  Olympic Financial Ltd.
                                   Olympic Place
                                   7825 Washington Avenue South
                                   Minneapolis, MN  55439-2444
                                   Attention: Treasurer

     (c)  To ORFC:                 Olympic Receivables Finance Corp.
                                   Olympic Place
                                   7825 Washington Avenue South
                                   Minneapolis, MN  55439-2444
                                   Attention: Treasurer

     (d)  To the Issuer:           Arcadia Receivables Conduit Corp.
                                   Olympic Place
                                   7825 Washington Avenue South
                                   Minneapolis, MN  55439-2444
                                   Attention:  Treasurer


     A party may specify an additional or different address or addresses by writing mailed or delivered to the other party as aforesaid. All such notices and other communications shall be effective upon receipt.

     Section 6.03. PAYMENT PROCEDURE. In the event of any payment by Financial Security for which it is entitled to be reimbursed or indemnified as provided herein, each party obligated hereunder to make such reimbursement or provide such indemnification agrees to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to Financial Security. All payments to be made to Financial Security under this Agreement shall be made to Financial Security in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as Financial Security shall otherwise direct by written notice to OFL. In the event that the date of any payment to Financial Security or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to Financial Security under this Agreement shall bear interest at the Late Payment Rate from the date due to the date paid.

     Section 6.04. SEVERABILITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

     Section 6.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 6.06. CONSENT TO JURISDICTION. (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE

THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

     (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

     (c) Each of OFL, ORFC and the Issuer hereby irrevocably appoints and designates CT Corporation System, whose address is 1633 Broadway, New York, New York 10019, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each of OFL, ORFC and the Issuer agrees that service of such process upon such Person shall constitute personal service of such process upon it.

     (d) Nothing contained in the Agreement shall limit or affect Financial Security's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against OFL, ORFC or the Issuer or its property in the courts of any jurisdiction.

     Section 6.07. CONSENT OF FINANCIAL SECURITY. In the event that Financial Security's consent is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by Financial Security in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

     Section 6.08. COUNTERPARTS. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

     Section 6.09. TRIAL BY JURY WAIVED. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

     Section 6.10. LIMITED LIABILITY. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

     Section 6.11. ENTIRE AGREEMENT. This Agreement, the Premium Letter and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                             FINANCIAL SECURITY ASSURANCE INC.


                             By: ________________________________
                                       Authorized Officer

                             OLYMPIC FINANCIAL LTD.


                             By: ________________________________
                             Title: ________________________________


                             OLYMPIC RECEIVABLES FINANCE CORP.


                             By: ________________________________
                             Title: ________________________________

                             ARCADIA RECEIVABLES CONDUIT CORP.


                             By: ________________________________
                             Title: ________________________________

                                   APPENDIX I

                                   DEFINITIONS

     "ACCUMULATED FUNDING DEFICIENCY" shall have the meaning provided in Section 412 of the Code and Section 302 of ERISA, whether or not waived.

     "ASSIGNMENT AGREEMENT" means, with respect to any Receivables, the assignment agreement between OFL and ORFC pursuant to which OFL sells and assigns Receivables to ORFC, in such form as is attached to the Receivables Purchase Agreement and Assignment as Exhibit A.

     "BUSINESS DAY" means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the City of New York, New York or the City of Minneapolis, Minnesota are authorized or obligated by law or executive order to be closed.

     "CODE" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMONLY CONTROLLED ENTITY" means ORFC or the Issuer and each entity, whether or not incorporated, which is affiliated with such Person pursuant to
Section 414(b), (c), (m) or (o) of the Code.

     "CUSTODIAN AGREEMENT" means any Custodian Agreement as defined in the Servicing Agreement.

     "DATE OF ISSUANCE" means the date on which the Policy is issued as specified therein.

     "DEFAULT" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

     "ERISA" means the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "EVENT OF DEFAULT" means any event of default specified in Section 5.01 of the Insurance Agreement.

     "EXPIRATION DATE" means the final date of the Term of the Policy, as specified in the Policy.

     "FINANCIAL SECURITY" means Financial Security Assurance Inc., a New York stock insurance company, its successors and assigns.

     "FINANCIAL STATEMENTS" means with respect to each of OFL and ORFC the balance sheets as of December 31, 1995 and the statements of income, retained earnings and cash flows for the 12-month period then ended and the notes thereto and the balance sheets as of September 30, 1996 and the statements of income, retained earnings and cash flows for the fiscal quarter then ended.

     "FISCAL AGENT" means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

     "INDEBTEDNESS" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under any capital leases, (v) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others guaranteed by such Person or with respect to which such Person shall agree to become directly or contingently liable by, and (vii) all obligations of such Person in connection with the repurchase of motor vehicle retail installment sales contracts.

     "INDENTURE" means the Indenture dated as of the date hereof between the Issuer and the Trustee, pursuant to which the Issuer issues the Securities, as the same may be amended from time to time.

     "INSURANCE AGREEMENT" means this Insurance and Indemnity Agreement, as the same may be amended from time to time, and, with respect to a Term Transaction, any Insurance and Indemnity Agreement entered into in connection with such Term Transaction.

     "INSURANCE AGREEMENT EVENT OF DEFAULT" means an "Event of Default" under any Insurance and Indemnity Agreement among Financial Security, OFL and Olympic Receivables Finance Corp. entered into with respect to a Term Transaction.

     "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "IRS" means the Internal Revenue Service.

     "LATE PAYMENT RATE" means the lesser of (a) the greater of (i) the per annum rate of interest, publicly announced from time to time by Chemical Bank at its principal office in the City of New York, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Chemical Bank) plus 3%, and (ii) the then applicable highest rate of interest on the Securities and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over the actual number of days in the current calendar year.

      "LIEN" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

     "LOCKBOX AGREEMENT" means the Lockbox Agreement, as defined in the Servicing Agreement.

     "MATERIAL ADVERSE CHANGE" means, (a) in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person or any of its Subsidiaries or (ii) the ability of such Person to perform its obligations under any of the Transaction Documents to which it is a party and (b) in respect of the Receivables, a material adverse change in (i) the value or marketability of the Receivables, taken as a whole, or (ii) the probability that amounts now or hereafter due in respect of a material portion of the Receivables will be collected on a timely basis.

     "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

     "MULTIEMPLOYER PLAN" means a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) in respect of which a Commonly Controlled Entity makes contributions or has liability.

     "NOTEHOLDERS" means registered holders of the Securities.

     "NOTICE OF CLAIM" means a Notice of Claim and Certificate in the form attached as Exhibit A to Endorsement No. 1 to the Policy.

     "OFFERING DOCUMENT" means any offering document in respect of the Securities that makes reference to the Policy.

     "OTHER CONVEYED PROPERTY" has the meaning provided in the Receivables Purchase Agreement and Assignment.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.

     "PERSON" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).

     "PLAN" means any pension plan (other than a Multiemployer Plan) covered by Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.

     "POLICY" means the financial guaranty insurance policy, including any endorsements thereto, issued by Financial Security with respect to the Securities, substantially in the form attached as Annex I to this Agreement.

     "PREMIUM" means the premium payable in accordance with Section 3.02 of the Insurance Agreement and the Premium Supplement, if any.

     "PREMIUM LETTER" means the side letter between Financial Security, OFL, ORFC, the Issuer and the Trustee dated December 3, 1996, in respect of the premium payable by OFL in consideration of the issuance of the Policy.

     "PREMIUM SUPPLEMENT" means a non-refundable premium, in addition to the premium payable in accordance with Section 3.02 of the Insurance Agreement, payable to Financial Security in monthly installments commencing on the Premium Supplement Commencement Date and on each monthly anniversary thereof in accordance with the terms set forth in the Premium Letter.

     "PROVIDED DOCUMENTS" means the Transaction Documents and any documents, agreements, instruments, schedules, certificates, statements, cash flow schedules, number runs or other writings or data furnished to Financial Security by or on behalf of OFL, ORFC or the Issuer with respect to themselves, their Subsidiaries or the Transaction.

     "RECEIVABLE" has the meaning provided in the Servicing Agreement.

     "RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT" means the Receivables Purchase Agreement and Assignment dated as of the date hereof between ORFC and OFL, as the same may be amended from time to time.

     "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

     "REPURCHASE AGREEMENT" means the Repurchase Agreement dated as of the date hereof among the Issuer, as Buyer, and ORFC, as Seller, as the same may be amended from time to time.

     "RESTRICTIONS ON TRANSFERABILITY" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or non-consensual or arises by contract, operation of law, legal process or otherwise, any material condition to, or restriction on, the ability of such Person or any transferee therefrom to sell, assign, transfer or otherwise liquidate such property or assets in a commercially reasonable time and manner or which would otherwise materially deprive such Person or any transferee therefrom of the benefits of ownership of such property or assets.

     "SECURITIES" means the Issuer's Floating Rate Automobile Receivables-Backed Notes, issued in one or more series pursuant to the Indenture, in an aggregate principal amount at any one time outstanding not exceeding $300 million.

     "SECURITIES ACT" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "SECURITY AGREEMENT" means the Security Agreement dated as of the date hereof among OFL, ORFC, the Issuer, Financial Security, Bank of America National Trust and Savings Association, as agent, and the Trustee, as Trustee and as Collateral Agent, as the same may be amended from time to time.

     "SERVICING AGREEMENT" means the Servicing Agreement dated as of the date hereof among the Issuer, ORFC, OFL and the Trustee, as Backup Servicer, Collateral Agent and Indenture Trustee, as the same may be amended from time to time.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and any successor thereto, and, if such entity shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

     "SPECIAL EVENT" means the occurrence of any one of the following: (a) an Event of Default under the Insurance Agreement has occurred and is continuing,
(b) any legal proceeding or binding arbitration is instituted with respect to the Transaction or with respect to OFL, ORFC or the Issuer that would result in a Material Adverse Change in respect of OFL, ORFC, the Issuer or the Receivables, (c) any governmental or administrative investigation, action or proceeding is instituted that would, if adversely decided, result in a Material Adverse Change in respect of ORFC, the Issuer or the Receivables, or
(d) Financial Security pays a claim under the Policy.

     "SPREAD ACCOUNT AGREEMENT" means the Spread Account Agreement, dated as of March 26, 1993, as amended and restated as of December 3, 1996 among ORFC, OFL, the Collateral Agent named therein and the trustees specified therein, as the same may be further amended, supplemented or otherwise modified in accordance with the terms thereof.

     "STOCK PLEDGE AGREEMENT" means the Stock Pledge Agreement, as amended and restated, dated as of December 3, 1996, among Financial Security, OFL and the Collateral Agent named therein, as the same may be amended from time to time.

     "SUBSIDIARY" means, with respect to any Person, any corporation of which a majority of the outstanding shares of capital stock having ordinary voting power for the election of directors is at the time owned by such Person directly or through one or more Subsidiaries.

     "TERM OF THE AGREEMENT" shall be determined as provided in Section 4.01 of the Insurance Agreement.

     "TERM OF THE POLICY" has the meaning provided in the Policy.

     "TERM TRANSACTION" means any transaction other than the Transaction in connection with which Financial Security has issued a financial guaranty insurance policy to guarantee principal and/or interest on certificates or notes representing an interest in receivables originated by OFL.

     "TRANSACTION" means the transactions contemplated by the Transaction Documents.

     "TRANSACTION DOCUMENTS" means the Insurance Agreement, the Indenture, the Servicing Agreement, the Repurchase Agreement, the Receivables Purchase Agreement and Assignment (with respect to the Receivables), any Assignment Agreement (with respect to the Receivables), any Custodian Agreement, the Security Agreement, the Premium Letter, the Stock Pledge Agreement, the Lockbox Agreement and the Spread Account Agreement.

     "TRUSTEE" means Norwest Bank Minnesota, National Association, a national banking association, as trustee under the Indenture, and any successor thereto as trustee under the Indenture.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "UNDERFUNDED PLAN" means any Plan that has an Underfunding.

     "UNDERFUNDING" means, with respect to any Plan, the excess, if any, of (a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                             FINANCIAL SECURITY ASSURANCE INC.


                             By: /s/ Roger K. Taylor
                                 ________________________________
                                       Authorized Officer

                             OLYMPIC FINANCIAL LTD.


                             By: /s/   illegible
                                 ________________________________
                             Title: ________________________________


                             OLYMPIC RECEIVABLES FINANCE CORP.


                             By: /s/      illegible
                                 ________________________________
                             Title: ________________________________

                             ARCADIA RECEIVABLES CONDUIT CORP.


                             By: /s/          illegible
                                 ________________________________
                             Title: ________________________________

                                   APPENDIX A
                     TO INSURANCE AND INDEMNITY AGREEMENT

CONDITIONS PRECEDENT TO ISSUANCE OF THE POLICY

     (a) PAYMENT OF INITIAL PREMIUM AND EXPENSES; PREMIUM LETTER. Financial Security shall have been paid, by or on behalf of OFL and ORFC, a nonrefundable Premium and shall have been reimbursed, by or on behalf of OFL and ORFC, for other fees and expenses identified in Section 3.02 of the Insurance Agreement as payable at closing and Financial Security shall have received a fully executed copy of the Premium Letter.

     (b) TRANSACTION DOCUMENTS. Financial Security shall have received a copy of each of the Transaction Documents (other than the Policy), in form and substance satisfactory to Financial Security, duly authorized, executed and delivered by each party thereto. Without limiting the foregoing, the provisions of the Servicing Agreement and the Indenture relating to the payment to Financial Security of Premium due on the Policy and the reimbursement to Financial Security of amounts paid under the Policy shall be in form and substance acceptable to Financial Security in its sole discretion.

     (c) CERTIFIED DOCUMENTS AND RESOLUTIONS. Financial Security shall have received a copy of (i) the certificate of incorporation and bylaws of each of OFL, ORFC and the Issuer and (ii) the resolutions of the Board of Directors of each of OFL, ORFC and the Issuer authorizing the execution, delivery and performance by OFL, ORFC and the Issuer of the Transaction Documents to which it is a party and the transactions contemplated thereby, including, as to the Issuer, the authorization of the issuance of the Securities, certified by the Secretary or an Assistant Secretary of OFL, ORFC or the Issuer, as the case may be (which certificate shall state that such certificate of incorporation, bylaws and resolutions are in full force and effect without modification on December 3, 1996.

     (d) INCUMBENCY CERTIFICATE. Financial Security shall have received a certificate of the Secretary or an Assistant Secretary of each of OFL, ORFC and the Issuer certifying the name and signatures of the officers of OFL, ORFC or the Issuer, as the case may be, authorized to execute and deliver the Transaction Documents and, if applicable, that shareholder consent to the execution and delivery of such documents is not necessary or has been obtained.

     (e) REPRESENTATIONS AND WARRANTIES; CERTIFICATE. The representations and warranties of OFL, ORFC or the Issuer, as the case may be, in the Insurance Agreement shall be true and correct as of the Date of Issuance with respect to such Person as if made on the Date of Issuance and Financial Security shall have received a certificate of appropriate officers of OFL, ORFC or the Issuer, as the case may be, to that effect.

     (f) OPINIONS OF COUNSEL. Financial Security shall have received opinions of counsel addressed to Financial Security, Moody's and S&P in respect of OFL, ORFC, the Issuer, the other parties to the Transaction Documents and the Transaction in form and substance satisfactory to Financial Security, addressing such matters as Financial Security may reasonably request, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof.

     (g) APPROVALS, ETC. Financial Security shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, the approval of the shareholders of OFL, ORFC and the Issuer, required in connection with the Transaction.

     (h) NO LITIGATION, ETC. No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction.

     (i) LEGALITY. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

     (j) ISSUANCE OF RATINGS. Financial Security shall have received confirmation that the risk secured by the Policy constitutes an investment grade risk by S&P and an insurable risk by Moody's.

     (k)  NO DEFAULT.  No Default or Event of Default shall have occurred.

     (l) ADDITIONAL ITEMS. Financial Security shall have received such other documents, instruments, approvals or opinions requested by Financial Security as may be reasonably necessary to effect the Transaction, including but not limited to evidence satisfactory to Financial Security that all conditions precedent, if any, in the Transaction Documents have been satisfied.

                                     ANNEX I
                                       TO
                        INSURANCE AND INDEMNITY AGREEMENT

                   FORM OF FINANCIAL GUARANTY INSURANCE POLICY

[LOGO] FINANCIAL                                          FINANCIAL GUARANTY
       SECURITY                                           INSURANCE POLICY
       ASSURANCE

OBLIGOR: Arcadia Receivables Conduit Corp.                   Policy No.: 50528-N
OBLIGATIONS: Up to $300,000,000 Original Principal     Date of Issuance: 12/3/96
             Amount Floating Rate Automobile
             Receivables-Backed Notes

     FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment by the Obligor of Scheduled Payments of principal of, and interest on, the Obligations.

     For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees:

          (a) payment of the amount of any distribution of principal of, or interest on, the Obligations made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law (such payment to be made by Financial Security in accordance with Endorsement No. 1 hereto).

          (b) payment of any amount required to be paid under this Policy by Financial Security following Financial Security's receipt of notice as described in Endorsement No. 1 hereto.

     Financial Security shall be subrogated to the rights of each Holder to receive payments under the Obligations to the extent of any payment by Financial Security hereunder.

     Except to the extent expressly modified by an endorsement hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Obligation as indicated on the registration books maintained by or on behalf of the Obligor for such purpose or, if the Obligation is in bearer form, the holder of the Obligation. "Scheduled Payments" means payments which are scheduled to be made during the Term of this Policy in accordance with the original terms of the Obligations when issued and without regard to any amendment or modification of such Obligations thereafter; payments which become due on an accelerated basis as a result of (a) a default by the Obligor, (b) an election by the Obligor to pay principal on an accelerated basis or (c) any other cause, shall not constitute "Scheduled Payments" unless Financial Security shall elect, in its sole discretion, to pay such principal due upon such acceleration together with any accrued interest to the date of acceleration. "Term of this Policy" shall have the meaning set forth in Endorsement No. 1 hereto.

     This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, or by the merger, consolidation or dissolution of the Obligor. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Obligations prior to maturity. This Policy may not be cancelled or revoked during the Term of this Policy. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

                              FINANCIAL SECURITY ASSURANCE INC.

                              By /s/ Roger K. Taylor
                                ---------------------------------
                                     Authorized Officer


A subsidiary of Financial Security Assurance Holdings Ltd.
350 Park Avenue, New York, N.Y. 10022-6022                  (212) 826-0100